Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “AGREEMENT’) is dated as of the 3rd day of February, 2014. It is made and entered into by and between Smack Sportswear, a Nevada corporation, located at 20316 Gramercy Place, Torrance, CA 90501 (hereinafter referred to as the “Company’), and Tom Mercer (hereinafter referred to as “Employee”).

RECITALS

WHEREAS, Employee has specialized skills, experience and knowledge to help the Company with its business development;

WHEREAS, the Company is desirous of retaining Employee’s services and Employee is desirous of formalizing a new relationship with the Company;

WHEREAS, the Company is willing to enter into an employment agreement with the Employee to provide services for the Company, but only upon the terms and condition provided for hereinafter; and

NOW, THEREFORE, IN CONSIDERATION of the mutual promises made herein and certain additional valuable consideration, as provided for hereafter, it is AGREED, that

1. SERVICES.

Subject to the provisions contained herein, Employee’s title shall be President and maintain a seat on the Board of Directors. In such capacity, the Employee shall be responsible for overseeing all aspects of a company's business.

The Company agrees to retain Employee to provide such services under the terms and conditions set forth herein. Employee agrees to render all services under this Agreement in. a professional and business-like manner and in full accordance with the terms and conditions of this Agreement. During the term of this Agreement, Employee shall devote his energy, skill and best efforts to promote Employers business and affairs and to perform his duties hereunder.

2. COMPENSATION AND TERM.

The Company shall pay the Employee for his loyal and consistent services as follows:

2.1 REMUNERATION AND TERM. For a period starting January 1, 2014 through June 30, 2015, with six (6) month reviews, the Employee will be paid $7,500 per month. Payment is due at the end of each month following the rendering of services to the Company. On January 1, 2015, remuneration has the possibility of being adjusted to $9,000 per month, based on achievement of benchmarks as outlined in Section 2.2(b).

2.2 STOCK COMPENSATION. As a signing bonus, the Employee is entitled to receive 500,000 restricted shares of Smack Sportswear issued from Bill Sigler´s personal holding, specifically, Cert #660. The remaining shares in this certificate are to be used based on the achievement of following performance benchmarks:

a) 180 days from signing this Employment Agreement, an additional 500,000 shares will be transferred from Bill Sigler´s personal stock holding to Tom Mercer if the following benchmarks have been achieved:

                                            i.            Corporate mission statement and standard operating procedure developed and implemented.

b) On 12-31-2014, an additional 1,500,000 shares will be issued from Bill Sigler's personal holdings and monthly salary of the Employee will be increased to $9,000/month if the following benchmarks have been achieved:

                                            i.            Increase of 40% of sales or 2.5 million sales revenue (12/31/13 to 12/31/14).

c) June 30, 2015, an additional 1,250,000 shares will be issued from Bill Sigler's personal holdings, if the following benchmarks have been achieved:

                                            i.            $3 million in revenues for fiscal 2014 ending 6-30-2015

At that time, Employee will enter into 4-year ESOP agreements to receive stock options based on future performance approved by the board based on a target of 2.5% ownership increase per year issued at the end of each year.

Special Note: If any of the benchmarks are not completed within the designated timeframes, the Employee will remain in his current position, but he will only be entitled to receive 50% of the shares stated above if and when the benchmarks are finally met. The Employee will not be entitled to any shares if the benchmarks are met if the Employee is no longer employed by Smack Sportswear. The shares the Employee will receive for achieving the benchmarks, are the personal holdings of Bill Sigler, CEO of the Company. These shares will be held in the Client Trust Account of the Company's corporate counsel, i.e., the Law Offices of Thomas C. Cook, Ltd, for safekeeping.

In the event that Smack Sportswear reaches the one million dollars of net income profit, the Employee will receive an additional 1,250,000 restricted common shares from Bill Sigler. As an additional award for reaching the one million dollars of net income profit, the Company's corporate counsel will be directed to prepare a resale S-1 Registration Statement, where Employee [and Bill Sigler] can each register to sell 1,000,000 shares of stock.

2.3 COMMISSION COMPENSATION

In addition to other remuneration and compensation, Employee will receive 10% commission on invoiced sales, excluding freight and tax, on sales generated in his territory which includes Pacific NW (includes: WA, OR, ID, MT, AK and HI) and the Great Lakes Region (includes: MN, WI, IL, and MI). Commission to be paid on the 15th of the following month, and based on customer payments.

In order to protect profit margins, Employee Commission will be adjusted based on the following schedule:

10% commission paid on invoiced sales, if profit margins are above 45%

9% commission paid on invoiced sales, if profit margins are under 45%

8% commission paid on invoiced sales, if profit margins are under 40%

7% commission paid on invoiced sales, if profit margins are under 35%

3. EMPLOYMENT STATUS.

The Company and Employee agree that Employee is an employee of the Company for every purpose. As an employee of the Company, Employee shall be subject to all policies, rules and regulations established by the Company. Employee shall also have the opportunity to participate in all benefit programs established by the Company and approved by the Company. The purpose of this agreement is to define the terms of the employee’s relationship with the Company.

4. Best Efforts of Employee.

The Employee shall devote his best efforts to the business of the Company and to all of the duties that may be required by the terms of this Agreement to the reasonable satisfaction of the Company. The Employee shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such services shall be rendered at such othis place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require.

5. Expenses.

Only upon prior approval of management, the Employee is authorized to incur reasonable expenses. The Company shall reimburse the Employee for all such expenses on the presentation by the Employee, from time to time, of an itemized account of such expenditures in accordance with the guidelines set forth by the Internal Revenue Service for travel and entertainment. The Company has a current policy in place that any payables over $1,500 need 2 signatures.

6. Disability.

(a) Should the Employee, by reason of illness or incapacity, be unable to perform his job for a period of up to and including a maximum of 1-month, the compensation payable to him for and during such period under this Agreement shall be unabated. The Board of Directors shall have the right to determine the incapacity of the Employee for the purposes of this provision, and any such determination shall be evidenced by its written opinion delivered to the Employee. Such written opinion shall specify with particularity the reasons supporting such opinion and be manually signed by at least a majority of the Board.

(b) The Employee's compensation thereafter shall be reduced to zero. The Employee shall receive full compensation upon his return to employment and regular discharge of his full duties hereunder. Should the Employee be absent from his employment for whatever cause for a continuous period of more than 30-calendar days, the Company may terminate this Agreement and all obligations of the Company hereunder shall cease upon such termination.

7. TERMINATION.

7.1. The Employee can terminate this employment agreement by giving the Company thirty (30) days notice as both director and officer of the Company. The Employer cannot terminate this agreement at will, nor terminate the Employee as a director of the Company.

7.2. The Employer can only terminate this employment agreement, without penalties, by demonstrating willful misconduct, malfeasance, gross negligence or other like conduct adversely affecting the best interests of the Employer, including, without limitation, (i) the failure or neglect by the Employee to perform his duties hereunder; (ii) the commission of any felony against the Company, including, without limitation, any fraud against the Employer, any of its affiliates, clients or customers of the Employer.

8. CONFIDENTIALITY.

The Employee shall not divulge to others any information he may obtain during the course of his employment relating to the business of the Company without first obtaining written permission of the Company.

9. RETURN OF DOCUMENTS.

On termination of the Employee’s employment with the Company, or at any time upon the request of the Company or its affiliates, the Employee shall return to the Employer all documents, including all copies thereof, and all other property relating to the business or affairs of the Employer, including, without limitation, customer lists, agents or representatives lists, commission schedules and information manuals, letters, materials, reports, lists and records (all such documents and other property being hereinafter referred to collectively as the “Materials”), in his possession or control, no matter from whom or in what manner he may have acquired such property. The Employee acknowledges and agrees that all of the Materials are property of the Employer and releases all claims of right of ownership thereto.

10. BLUE-PENCIL.

If any court of competent jurisdiction shall at any time deem the term of any of the covenants and undertakings of the Employee under Sections 7, 8 and 9 herein too lengthy, the other provisions of those Sections 7, 8 and 9 shall nevertheless stand, the period of restriction shall be deemed to be the longest period permissible by law under the circumstances. The court in each case shall reduce the period of restriction to permissible duration.

11. MUTUAL INDEMNITIES.

THE COMPANY AND EMPLOYEE JOINTLY AGREE TO AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, AND LIABILITY OF EVERY KIND, INCLUDING ALL EXPENSES OF LITIGATION, COURT COSTS, AND ATTORNEYS’ FEES, FOR INJURY TO OR DEATH OF ANY PERSON, OR FOR DAMAGE TO ANY PROPERTY, ARISING OUT OF EITHER NEGLIGENCE OR MISCONDUCT IN CONNECTION WITH THE WORK DONE BY EMPLOYEE UNDER THIS AGREEMENT; PROVIDED THAT THIS INDEMNIFICATION SHALL NOT APPLY IN THE EVENT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE EMPLOYEE.

12. ASSIGNMENT OF CONTRACT.

The Employee may not assign his rights under this Agreement without the written consent of the Company.

13. GOVERNING LAW.

This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflict of laws. Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

14. ENTIRE AGREEMENT AMENDMENT.

This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification shall be valid or binding unless made in writing and signed by the parties to this Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the Company and Employee with respect to the subject matter hereof, and contains all of the covenants and agreements between the parties relating in any way to Employee’s services for the Company.

15. NOTICES.

All notices or other communications required or permitted hereunder shall be in writing. All notices or other required or permitted communications shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier;- or (iii) registered or certified mail, postage prepaid, return receipt requested. Receipt and effective delivery shall occur upon the earlier of the following: (a) If personally delivered, the date of delivery to the address of the person to receive such notice; (b) If delivered by overnight commercial earner, one day following the receipt of such communication by such carrier from the sender as shown on the sender’s delivery invoice from such carrier; or (c) If mailed, two (2) business days after the date of posting by the United States post office. No notice or other required or permitted communication shall be effective unless and until received.

16. MODIFICATION AND WAIVER.

No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by the Company and Employee. No course of dealing between the Company and Employee, nor any waiver by the Company of a breach of any provision of this Agreement, or delay in exercising any right under this Agreement, shall operate or be construed as a waiver of any subsequent breach by Employee.

17. REMEDIES FOR BREACH.

Employee recognizes and acknowledges that the remedy at law for a breach by Employee of any of the covenants contained in this Agreement shall be inadequate. Employee agrees that the Company, in addition to all other legal and equitable remedies it may have, shall have the right to injunctive relief to enforce the provisions of this Agreement if there is such a breach or threatened breach. The Company hereby expressly reserves the right to offset any costs it incurs as a result of any breach of this Agreement by Employee against any amounts payable to Employee hereunder and the right to -terminate this Agreement upon written notice for a breach of this Agreement by Employee. Both parties shall have all other rights and remedies available at law or in equity for a breach or threatened breach of this Agreement. Employee agrees that all sums payable to it under this Agreement shall be available to the Company to satisfy Employee’s breach of this Agreement and to satisfy Employee’s indemnity agreement set forth herein. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys’ fees from the other party.

18. REMOVAL OF ILLEGAL, INVALID-OR UNENFORCEABLE PROVISIONS.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision may be removed. Thereafter, the Agreement shall be considered to be legal, valid or enforceable provision as though the removed provision had never comprised a part of the Agreement. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by their removal from this Agreement.

19. NO PARTNERSHIP OR JOINT VENTURE.

Nothing in this Agreement is either intended and should not in any way be construed to create any form of joint venture, partnership or agency relationship of any kind between the Company and Employee. The parties expressly disclaim any intention of any kind to create any such relationship between themselves.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first set forth above.

Smack Sportswear

(“The Company”)

/s/ Bill Sigler

___________________________

By: Bill Sigler

Title: CEO

Date:_2/3/2014_______________

Tom Mercer

("Employee")

/s/ Tom Mercer

________________________________________

Date:_2/3/2014__________